GREAT AMERICAN RESERVE
INSURANCE COMPANY
11815 N. Pennsylvania Street, Carmel, IN  46032


April 28, 1997

Board of Directors
Great American Reserve Insurance Company

Re:  Great American Reserve Variable Annuity Account E
     Registration Statement on Form N-4

Gentlemen and Madam:

         I am Executive Vice President, Secretary and General Counsel of Great American Reserve Insurance Company (the "Company"), and in such capacity I, and attorneys under my supervision, have acted as counsel to Great American Reserve Variable Annuity Account E (the "Registrant" or "Account") in connection with the Registrant's Form N-4 Registration Statement filing pursuant to the Securities Act of 1933 (the "Act") and the Investment Company Act of 1940 ("1940 Act"). This opinion is being furnished pursuant to the Act in connection with the Registrant's Form N-4 Registration Statement relating to the securities issued in connection with the Account offering variable annuity contracts (the "Registration Statement"). No fee is payable because the Registrant files a declaration of indefinite registration pursuant to Rule 24f-2 under the 1940 Act.

         I, or attorneys under my supervision, have examined copies of the Registration Statement and such other documents as we have deemed necessary or appropriate for the giving of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

         Based on the foregoing, I am of the opinion that:

          1. The Account has been duly organized and is an existing separate account pursuant to the applicable laws of the State of Texas;

          2.   The Account is a unit investment  trust registered under the 1940
               Act;

          3. The securities issued in connection with the Account offering variable annuity contracts, when issued as described in the Registration Statement will be duly authorized and upon issuance will be validly issued, fully paid and non-assessable.

          4. The portion of assets to be held in the Account equal to the reserves and other liabilities under the individual variable annuity contracts hereafter to be funded by the Account are not chargeable with liabilities arising out of any other business that the Company may conduct.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ LAWRENCE W. INLOW
---------------------
Lawrence W. Inlow
Executive Vice President,
Secretary and General Counsel